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                                                                    EXHIBIT 23.a

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44094 of Conexant Systems, Inc. on Form S-4 of our report dated October 29, 1999, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
August 28, 2000